Financial and Operational Highlights Gary A. Wetsel Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer

PSLRA Safe Harbor Statement This presentation may contain statements relating to future market growth, industry trends, and Company goals and efforts relating to financial conditions, results of operations, product development, sales and marketing. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause actual results to differ include: perceived industry trends not materializing for any reason, including due to changes in market demand for products and services offered by the Company and its competitors and/or market growth not occurring on time or at all due to weak economic conditions, failure of the Company to achieve its product development, sales and/or marketing goals, fluctuations in the Company's North American and International business levels and/or economic conditions, and the hiring and retention of key employees. The economic, political and other uncertainties existing in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect's Form 10-K/A for the year ended December 31, 2003 and its Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, all filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date here of or to reflect the occurrence of unanticipated events.

Agenda Action Plan Established - July 2002 What We Have Accomplished Financial Trends and Overview Uses of Cash Support Renewal Deferred Revenues Taxes Operating Model Summary

Action Plan Established - July 2002 Adjust the cost structure Generate cash from operations Improve gross margins Right size the workforce Reduce and manage discretionary expenses Strengthen Balance Sheet Reduce accounts receivable Restructure bank credit lines Retire convertible debt Complete private placement Stock Increase sell side analyst interest Increase liquidity

Aspect - What We Have Accomplished Eight (8) Consecutive quarters of profitability Highly leveragable cost structure Growing product revenues Significantly improved gross margins Strong Balance Sheet Accounts receivable - 32 DSO Minimal long-term debt - $0.2M Net cash position - $183M* EBITDA $20M+ per quarter* $100M Credit facility - 6 banks Stock Over $10 per share 4/5 sell side analysts Average trading volume - 640K shares per day *In connection with this non-GAAP number, see the reconciliation provided in following slides.

Strengthening Operating Metrics

($ in millions)

	Q3'02	Q3'03	Q3'04
Gross Margin	51%	57%	59%
Operating Income	$0.2	$14	$15
DSOs	54	36	32
Net Cash	($28)	$83	$183
Convertible Debt	$123	$1	$0
EBITDA	($8)	$21	$21

Each of Gross Margin, Operating Income, Net Cash and EBITDA shown above are non-GAAP financial measures. The Gross Margin and Operating Income numbers above exclude charges for restructuring and the write-off of intangible assets. Management of the Company uses these Gross Margin and Operating Income measures in monitoring and evaluating the Company's ongoing financial results and trends. Management believes these measures are also useful for investors because the restructuring charges and the write-off of intangible assets are unusual due to their nature, size and infrequency. Management uses Net Cash to analyze the Company's total cash position minus total debt position, which provides insight into usable cash (free of encumbrance). Management believes that viewing this usable cash position is needed from a cash use planning perspective. Management of the Company uses EBITDA in monitoring and evaluating the Company's ongoing financial results and trends. We believe that investors should have the benefit of viewing the presentation in the same manner as management does in running our business operations. The presentation of the Gross Margin, Operating Income, Net Cash and EBITDA numbers are not meant to be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP.

In accordance with Regulation G, a presentation of the most directly comparable GAAP measures is contained in the following two slides. Further discussion of the use of the non-GAAP financial measures is presented in the Company's 8-K filing on or about November 12, 2004. Further information is also available on Aspect's website at http://www.aspect.com/ir/index.cfm

ASPECT

Regulation G Reconciliation of GAAP to non-GAAP Financial Measures Further discussion of the use of the non-GAAP financial measures is presented in the Company's 8-K filing on or about November 12, 2004. Further information is also available on Aspect's website at http://www.aspect.com/ir/index.cfm Cash, Cash equivalents & Short-term investments Short-term borrowings Long-term borrowings Convertible Subordinated Debentures Net Cash Q3 '02 145.2 (7.3) (43.0) (123.2) (28.3) Q3 '03 126.7 (7.0) (35.9) (1.0) 82.8 Q3 '04 183.3 (0.2) (0.2) - 182.9 Non-GAAP Cumulative Effect of Change in Accounting Principle Net Interest Income Tax Depreciation Amortization of Goodwill & Stock Comp. Amortization of Intangible Assets Preferred Stock Dividend, Accretion & Amortization EBITDA GAAP Net Income/Loss Attributable to Common Shareholders 1.9 0.9 (0.4) 0.4 2.6 1.8 8.1 5.8 5.7 1.5 0.0 0.1 40.4 1.2 0.7 - - - - 2.1 2.2 (7.7) 20.8 21.4 (60.0) 8.2 11.3 ($ in millions) GAAP Non-GAAP Q3 '02 Q3 '03 Q3 '04

Regulation G Reconciliation of GAAP to non-GAAP Financial Measures Non-GAAP Write-Off of Intangible Assets Gross Margin GAAP Gross Margin 39.0% - - 11.8% 57.3% 59.4% ($ in millions) Q3 '02 Q3 '03 Q3 '04 50.8% 57.3% 59.4% Non-GAAP Write-Off of Intangible Assets GAAP Operating Income 38.7 - - (61.2) 14.0 15.1 Q3 '02 Q3 '03 Q3 '04 0.2 14.0 15.1 Restructuring 22.7 - - Operating Income Further discussion of the use of the non-GAAP financial measures is presented in the Company's 8-K filing on or about November 12, 2004. Further information is also available on Aspect's website at http://www.aspect.com/ir/index.cfm

Revenue Trends 91.2 97.4 91.5 91.0 84.4 89.4 92.6 96.9 Software License Updates & Product Support Professional Services & Education Software License Hardware

Operating Expenses Trends

EPS Overview

Q1'02 Q2'02 Q3'02 Q4'02 Q1'03 Q2'03 Q3'03 Q4'03 Q1'04 Q2'04 Q3'04 East -11.9 -10.8 0.2 8.6 7.1 9.1 14 19.1 17.7 16 15.1 West 12.6 9.4 9.2 10.5 8 8.3 7.7 9 North 22.9 17.8 21.5 20.6 15 16.3 18.7 21.5 17.7 17.8 16.1 14.1 9.1 11.1 11.6 11.1 Q1'03 Q2'03 Q3'03 Q4'03 Q1 '04 Q2 '04 Q3 '04 East 53 56.5 57.3 62.1 60.8 59.8 59.4 West 8.4 10.2 15.1 19.6 19.4 17.6 16.6 Continuous Profitability $16.0 $14.0 $19.1 $17.7 ($ in millions) 57.3% 62.1% 60.8% 59.8% Gross Margin Operating Income 59.4% $15.1 15.1% 19.6% 19.4% 17.6% 16.6% Operating Margin

Cash Trends Overview

EBITDA Overview In accordance with Regulation G, a presentation of the most directly comparable GAAP measures is contained a in prior slide. Further discussion of the use of the non-GAAP financial measures is presented in the Company's 8-K filing on or about November 12, 2004. Further information is also available on Aspect's website at http://www.aspect.com/ir/index.cfm

Uses of Cash Working capital Acquisition or investment in complementary businesses, products, services or technologies Capital expenditures

2004 Support Renewal Cycle Customer Renewals as a Percentage of Total Dollar Renewals

Deferred Revenues Influences: Timely Billing Timely Collections Billing Cycle Renewals

Deferred Revenues Influences: Timely Billing Timely Collections Billing Cycle Renewals

Deferred Revenues Influences: Timely Billing Timely Collections Billing Cycle Renewals

Taxes Q1'04 Q2'04 Q3'04 2004 Profit before Taxes 17,684 16,383 15,305 2004 EPS, as reported, with 12% tax rate $0.17 $0.15 $0.14 2004 EPS, with 28% tax rate* $0.13 $0.12 $0.11 (In thousands, except per share amounts) Not a federal income tax cash basis taxpayer in 2005 The company is currently reviewing the recent tax legislation Does not include effect of pending stock option expensing *The EPS with a higher tax rate than the Company is currently charged is presented because the higher rate represents a more normalized tax rate, which the Company expects will be applicable to it in the future. Management feels that it is valuable for investors to be aware of this higher expected future tax rate. In accordance with Regulation G, a presentation of the most directly comparable GAAP measures is contained in the following slide. Further discussion of the use of the non-GAAP financial measures is presented in the Company's 8-K filing on or about November 12, 2004. Further information is also available on Aspect's website at http://www.aspect.com/ir/index.cfm

Regulation G Reconciliation of GAAP to non-GAAP Financial Measures (in thousands, except per share amounts) Further discussion of the use of the non-GAAP financial measures is presented in the Company's 8-K filing on or about November 12, 2004. Further information is also available on Aspect's website at http://www.aspect.com/ir/index.cfm Non-GAAP GAAP Q1 '04 Non-GAAP GAAP Q2 '04 Non-GAAP GAAP Q3 '04 Profit before Taxes Income Tax Net Income Preferred Stock Dividend, Accretion and Amortization Net Income Attributable to Common Shareholders EPS Basic Weighted Average Shares Outstanding 17,684 (2,110) 15,574 (2,136) 13,438 $0.17 57,740 17,684 (4,952) 12,732 (2,136) 10,596 $0.13 57,740 16,383 (1,955) 14,428 (2,180) 12,248 $0.15 58,756 16,383 (4,587) 11,796 (2,180) 9,616 $0.12 58,756 15,305 (1,821) 13,484 (2,223) 11,261 $0.14 59,373 15,305 (4,285) 11,020 (2,223) 8,797 $0.11 59,373 "Two Class" Method Common Stock Allocation 72% 72% 73% 73% 73% 73%

Steady State Operating Model Q3'04 2007 Target Software License Revenue 20% 29% Hardware Revenue 14% 11% Services Revenue 66% 60% Total Gross Margin 59% 64% R&D Expense 13% 15% SG&A Expense 30% 29% Operating Margin 16% 20%

Why Invest in Aspect Communications? Vision We are the world's largest company focused exclusively on contact center solutions Demonstrated understanding of customer needs Execution Tangible proof points of our ability to execute in challenged environment Strong operating model Strong balance sheet Recurring revenue stream from installed base Innovation Demonstrable innovations and leadership in the space Growth We are focused on growing shareholder value